                                                    UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION

                                                            Washington, D.C. 20549

                                            FORM 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the
                                                    Securities Exchange Act of 1934

                                                                            Date of Report:  May 11, 2016

                                                                Date of earliest event reported:  May 6, 2016

                           MACY'S, INC.

                                                                7 West Seventh Street, Cincinnati, Ohio 45202
                                                                                            (513) 579-7000

                                                                                                    -and-

151 West 34th Street, New York, New York 10001
                            (212) 494-1602

Delaware (State of Incorporation)	1-13536 (Commission File Number)	13-3324058 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On May 6, 2016, Macy’s, Inc. (“Macy’s”) and its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (“MRHI”), entered into a Credit Agreement dated as of May 6, 2016 (the “Credit Agreement”) among Macy’s, MRHI, the lenders party thereto and JPMorgan Chase Bank, N.A., as an administrative agent and the paying agent, and Bank of America, N.A., as an administrative agent, and JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Credit Suisse Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers.  The Credit Agreement provides MRHI, as borrower, with unsecured revolving credit in an aggregate amount not to exceed $1.5 billion outstanding at any time, including a $400 million sublimit for the issuance of letters of credit and related accommodations.  The revolving credit commitments provided for in the Credit Agreement are scheduled to expire on May 6, 2021, subject to up to two one-year extensions that may be requested by MRHI and agreed to by the lenders.  The Credit Agreement replaces the Credit Agreement dated as of May 10, 2013, as amended by that certain Amendment, dated as of May 30, 2013, which provided unsecured revolving credit to the Company in an aggregate amount not to exceed $1.5 billion outstanding at any time and was scheduled to expire on May 10, 2018.

Under the Credit Agreement, the Company will be required to maintain (1) a ratio of consolidated EBITDA to consolidated net interest expense of no less than 3.25 to 1.00 and (2) a ratio of total indebtedness to consolidated EBITDA of no more than 3.75 to 1.00, in each case as calculated at the end of each fiscal quarter for the four fiscal quarters then most recently ended in accordance with the provisions of the Credit Agreement.

The Credit Agreement also contains covenants that provide for, among other things, limitations on subsidiary indebtedness, liens, fundamental changes, and sale/leaseback transactions.

In connection with the execution of the Credit Agreement, Macy’s, MRHI, and JPMorgan Chase Bank, N.A., as paying agent, entered into a Guarantee Agreement on May 6, 2016 (the “Guarantee Agreement”) whereby Macy’s agreed to guarantee the obligations of MRHI under the Credit Agreement.

The foregoing disclosure is qualified in its entirety by reference to the Credit Agreement and the Guarantee Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

                        (d) Exhibits:

Exhibit Number	Description
10.01

Credit Agreement, dated as of May 6, 2016, among Macy’s, Inc., Macy’s Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

10.02	Guarantee Agreement, dated as of May 6, 2016, among Macy’s, Inc., Macy’s Retail Holdings, Inc. and JPMorgan Chase Bank, N.A., as paying agent.

                                                                                                            SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2016	MACY’S, INC. By: /s/ Joel A. Belsky Name: Joel A. Belsky Title: Executive Vice President and Controller

                                                                                                        Index to Exhibits

Index Number	Description
10.01

Credit Agreement, dated as of May 6, 2016, among Macy’s, Inc., Macy’s Retail Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and paying agent, and Bank of America, N.A., as administrative agent.

10.02	Guarantee Agreement, dated as of May 6, 2016, among Macy’s, Inc., Macy’s Retail Holdings, Inc. and JPMorgan Chase Bank, N.A., as paying agent.